EXHIBIT 10.1

MAP PHARMACEUTICALS, INC. 2004 LONG-TERM INCENTIVE PLAN

1.        Definitions. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

  1.1    “Affiliate” means a corporation or other entity at least fifty percent (50%) of the total combined voting power of all classes of stock of which is owned by the Company (or any successor thereto), either directly or through one or more other Affiliates.

  1.2    “Agreement” means a written agreement evidencing an Award.

  1.3    “Award” means a grant of an Option, Right or Performance Award or an award of Restricted Stock or Incentive Shares.

  1.4    “Board” means the Board of Directors of the Company.

  1.5    “Code” means the Internal Revenue Code of 1986, as amended.

  1.6    “Committee” means a committee or subcommittee of the Board appointed by the Board to administer this Plan or to make and/or administer specific Awards under this Plan. If no such appointment is in effect at any time, “Committee” shall mean the Board.

  1.7    “Common Stock” means the common stock, par value $.01 per share, of the Company.

  1.8    “Company” means MAP Pharmaceuticals, Inc., a Delaware corporation.

  1.9    “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Section 8.1 of this Plan.

  1.10    “Date of Grant” means the date on which an Option, Right or Performance Award is granted or Restricted Stock or Incentive Shares are awarded under this Plan.

  1.11    “Eligible Person” means (a) any person who is an Employee, (b) any person who is hired to be an Employee, (c) any Non-Employee Director, and (d) any consultant, advisor or independent contractor to the Company or an Affiliate who is determined by the Committee to render key services to the Company or an Affiliate.

  1.12    “Employee” means any person determined by the Committee to be an employee of the Company or an Affiliate.

  1.13    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

  1.14    “Fair Market Value” means an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose, or, unless otherwise determined by the Committee, if the Shares become registered under the Securities Act of 1933, as amended, and the Shares are traded on a securities exchange or automated interdealer quotation system, fair market value shall be the last sale price for a Share on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select.

  1.15    “Incentive Shares” means an award providing for the contingent grant of Shares pursuant to the provisions of Section 10 of this Plan.

  1.16    “Incentive Stock Option” means an Option granted under this Plan that the Company designates as an incentive stock option under Section 422 of the Code.

  1.17    “Non-Employee Director” means any member of the Company’s or an Affiliate’s Board of Directors or Advisory Board (if any) who is not an Employee.

  1.18    “Nonstatutory Stock Option” means an Option granted under this Plan that is not an Incentive Stock Option.

  1.19    “Option” means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6 of this Plan.

  1.20    “Option Period” means the period during which an Option may be exercised.

  1.21    “Option Price” means the price per Share at which an Option may be exercised.

  1.22    “Participant” means an Eligible Person who has received an Award hereunder.

  1.23    “Performance Award” means a performance award granted under this Plan in accordance with the terms of Section 11 of this Plan.

  1.24    “Performance Goals” means performance goals established by the Committee, which may be based on earnings or earnings growth, development or licensing milestones, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance standards may be particular to an Eligible Person or the department, branch, Affiliate or other division in which he or she works, or may be based on the performance of the Company generally, and may cover such period as may be specified by the Committee.

  1.25    “Plan” means the MAP Pharmaceuticals, Inc. 2004 Long-Term Incentive Plan, as amended from time to time.

1.26     “Related Option” means an Option in connection with which, or by amendment to which, a specified Right is granted.

1.27     “Related Right” means a Right granted in connection with, or by amendment to, a specified Option.

1.28     “Restricted Stock” means Shares awarded under this Plan pursuant to the provisions of Section 9 of this Plan.

1.29     “Right” means a stock appreciation right granted under this Plan in accordance with the terms of Section 7 of this Plan.

1.30     “Right Period” means the period during which a Right may be exercised.

1.31     “Share” means a share of Common Stock.

1.32     “Ten-Percent Stockholder” means a Participant who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate.

2.     Purpose. This Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates.

3.     Administration. The Committee shall administer this Plan and shall have plenary authority, in its discretion, to award Options, Rights, Restricted Stock, Incentive Shares and Performance Awards to Eligible Persons, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Eligible Persons to whom Options, Rights or Performance Awards shall be granted and to whom Restricted Stock or Incentive Shares shall be awarded, the terms (which terms need not be identical) of all Awards to Eligible Persons, including, without limitation, the Option Price of Options, the time or times at which Awards are made, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonstatutory Stock Option, any exceptions to non-transferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the period during which Options and Rights may be exercised and Restricted Stock shall be subject to restrictions. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by the Participant, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, and make all other determinations deemed necessary or advisable for the administration of this Plan. The determinations of the Committee on the matters associated with the Plan, including the matters referred to in this Section 3, shall be binding and final.

4.      Eligibility.

4.1    Options, Rights, Restricted Stock, Incentive Shares and Performance Awards may be granted or awarded only to Eligible Persons.

4.2    Incentive Stock Options may only be issued to Employees. Incentive Stock Options may be granted to officers or directors of the Company or an Affiliate, provided they are also Employees of the Company or an Affiliate. Payment of a director’s fee shall not be sufficient to constitute employment by the Company or an Affiliate. Incentive Stock Options shall not be granted under this Plan to any Employee if such grant would result in such Employee holding the right to exercise for the first time in any one calendar year, under all Incentive Stock Options granted under this Plan or any other plan maintained by the Company, with respect to Shares having an aggregate fair market value, determined as of the date the Option is granted, in excess of $100,000. Should it be determined that an Incentive Stock Option granted under this Plan exceeds such maximum for any reason other than a failure in good faith to value the Shares subject to such option, the excess portion of such option shall be considered a Nonstatutory Stock Option. To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options under the Federal tax laws shall be applied on the basis of the order in which such Options are granted. If, for any reason, an entire Option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, such Option, to the extent it exceeds the maximum, shall be considered a Nonstatutory Stock Option.

5.      Stock Subject to Plan.

5.1      Subject to adjustment as provided in Section 12 of this Plan, the maximum number of Shares that may be issued under this Plan or pursuant to Awards made under this Plan is twenty thousand eight hundred (20,800) Shares (including Shares that serve as the basis for determining Rights).

5.2      If an Option or Right expires or terminates for any reason (other than termination by virtue of the exercise of a Related Option or Related Right, as the case may be) without having been fully exercised, if Shares of Restricted Stock are forfeited or if Shares covered by an Incentive Share Award or Performance Award are not issued or are forfeited, the unissued or forfeited Shares which had been subject to the Award shall become available for the grant of additional Awards. In no event shall Shares which, under this Plan, are authorized to be used in payment of Incentive Shares or Performance Awards be deemed to be unavailable for purposes of the Plan until such Shares have been issued in payment thereof in accordance with the provisions of Sections 10 and 11 of this Plan.

5.3      Upon exercise of a Right, the number of Shares with respect to which the Right is exercised shall be charged against the number of Shares issuable under this Plan and shall not become available for the grant of other Awards (subject to Section 5.4).

5.4     If any Shares are withheld or applied as payment by the Company in connection with the exercise of an Option or the withholding of taxes related any Award, such Shares shall again be available under the Plan.

6.      Options.

6.1     Options granted under this Plan to Eligible Persons shall be either Incentive Stock Options or Nonstatutory Stock Options, as designated by the Committee; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are Employees. Each Option granted under this Plan shall be clearly identified either as a Nonstatutory Stock Option or an Incentive Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. Options shall be subject to the terms and conditions set forth in this Plan and such other terms and conditions not inconsistent with this Plan as the Committee may specify.

6.2     The Option Price shall be determined by the Committee, subject to this Section 6.2. The Option Price for an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a Participant who is a Ten Percent Shareholder, the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date on which the Option is granted. The Option Price for Nonstatutory Stock Options shall not be less than that permissible under applicable law, including, without limitation, the securities laws of the State of California as they apply to exemptions from registration for Options granted to residents of California.

6.3     The Option Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten (10) years (five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from its Date of Grant.

6.4     The Committee may, in its sole discretion, require as a condition to the issuance of Shares upon exercise of an Option under this Plan, that a Participant execute an agreement with the Company, in form and substance satisfactory to the Committee in its sole discretion restricting the Participant’s right to transfer such Shares without first offering such Shares to the Company and/or one or more other stockholders of the Company upon the same terms and conditions as the proposed transfer.

7.      Rights.

7.1     Rights granted under this Plan shall be evidenced by an Agreement specifying the terms and conditions of the grant.

7.2     A Right may be granted under this Plan: (a) in connection with, and at the same time as, the grant of an Option under this Plan; (b) by amendment of an outstanding Option granted under this Plan; or (c) independently of any Option granted under this Plan. A Right described in clause (a) or (b) of the preceding sentence is a Related Right. A Related Right may, in the Committee’s discretion, apply to all or any portion of the Shares subject to the Related Option.

7.3     A Right may be exercised in whole or in part as provided in the applicable Agreement, and, subject to the terms of the Agreement, entitles a Participant to receive, without payment to the Company (but subject to required tax withholding), either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having a Fair Market Value determined as of the Date of Exercise equal to the number of Shares subject to the portion of the Right exercised multiplied by an amount equal to the excess of (a) their Fair Market Value on the Date of Exercise (or such amount in excess of such Fair Market Value as may be specified by the Committee) over (b) either (i) the Fair Market Value on the Date of Grant of the Right if it is not a Related Right, or (ii) the Option Price as provided in the Related Option if the Right is a Related Right.

7.4     The Right Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that a Right will expire no later than the earlier of (i) ten (10) years from the Date of Grant, or (ii) in the case of a Related Right, the expiration of the Related Option; and a Right that is a Related Right to an Incentive Stock Option may be exercised only when and to the extent the Related Option is exercisable.

7.5     The exercise, in whole or in part, of a Related Right shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related Right is exercised. Similarly, the exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the Related Right equal to the number of Shares with respect to which the Related Option is exercised.

8.      Exercise of Options and Rights.

8.1     An Option or Right may, subject to the terms of the applicable Agreement under which it was granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by full payment for the Shares with respect to which the Option is exercised made by cash, personal check or wire transfer, or with the permission of the Committee, by any one or more of the following means (which may be combined with any of the cash methods of payment): (a) delivery (including constructive delivery) to the Company of Shares valued at their Fair Market Value on the Date of Exercise; (b) an irrevocable exercise notice and irrevocable instructions (in a form acceptable to the Board of Directors) to a registered securities broker approved by the Board of Directors to sell Shares acquired through the exercise of the Option and promptly deliver cash to the Company in an amount equal to the aggregate Option Price; (c) with respect to Nonstatutory Stock Options only, a promissory note as provided in Section 8.2 of this Plan; or (d) with respect to Nonstatutory Stock Options only, the surrender to the Company of the Option (or portion thereof) that has become exercisable and the receipt from the Company upon such surrender, without any payment to the Company (other than required tax withholding amounts) of (i) that dumber of Shares (equal to the highest whole number of Shares) whose aggregate Fair Market Value as of the date of surrender is equal to the amount by which the Fair Market Value of the Shares exercisable under the Option (or portion thereof) exceeds the aggregate Option Price of such Shares exercisable under the Option (or portion thereof), plus (ii) an amount of cash equal to the Fair Market Value of any fractional Share to which the Participant is entitled.

8.2     To the extent provided in an Agreement and permitted by applicable law, the Committee may accept as partial payment of the Option Price for a Nonstatutory Stock Option a promissory note executed by the Participant evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this Section 8.2 shall be payable upon such terms as may be determined by the Committee, shall be secured by a pledge of the Shares received upon exercise of the Option, or other securities the Committee may deem to be acceptable for such purposes, and shall bear interest at a rate fixed by the Committee.

8.3     Options and Rights granted under this Plan shall not be transferable except by will, the laws of descent and distribution, or as provided by the Committee in an Agreement.

8.4     The Company shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of an Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions (unless waived by the Committee):

(a)     the completion of any registration or other qualification of such Shares under any federal or state law or under the rulings or regulations of the SecXurities and Exchange Commission or any other governmental regulatory body, which the Board shall in its sole discretion deem necessary or advisable;

(b)    the obtaining of any approval or other clearance from any federal or state governmental agency which the Board shall in its sole discretion determine to be necessary or advisable;

(c)     the lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience;

(d)     the compliance with any and all applicable federal, state or local laws;

(e)     the execution by the recipient of the Shares of any Stockholder’s Agreement among the Company and its stockholders that may then be in effect; and

(f)     such other terms and conditions as may be set forth in the Agreement.

The Company shall further be entitled to place whatever legends on such certificate as it shall deem reasonably necessary or appropriate.

9.      Restricted Stock Awards.

9.1     Restricted Stock awards, under this Plan shall consist of Shares that are restricted against transfer, subject to forfeiture, and subject to such other terms and conditions as may be determined by the Committee. Such terms and conditions may provide, in the discretion of the Committee, for the vesting of such awards to be contingent upon the achievement of one or more specified Performance Goals.

9.2     Restricted Stock awards under this Plan shall be evidenced by Agreements specifying the terms and conditions of the Award. Each Agreement evidencing an Award of Restricted Stock shall contain the following:

(a)     prohibitions against the sale, assignment, transfer, exchange, pledge, hypothecation, or other encumbrance of (i) the Shares awarded as Restricted Stock under this Plan, (ii) the right to vote the Shares, and (iii) the right to receive dividends thereon, in each case during, the restriction period applicable to the Shares; provided, however, that the Participant shall have all the other rights of a stockholder including, without limitation, the right to receive dividends and the right to vote the Shares;

(b)     a requirement that each certificate representing Shares of Restricted Stock shall be deposited with the Company, or its designee, and shall bear the following legend:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including the risks of forfeiture and restrictions against transfer) contained in the MAP Pharmaceuticals, Inc. 2004 Long-Term Incentive Plan (the “Plan”), and an Agreement entered into between the registered owner and MAP Pharmaceuticals, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of the Plan and the Agreement, a copy of each of which is on file in the office of the Secretary of MAP Pharmaceuticals, Inc.”

(c)     the terms and conditions upon which any restrictions applicable to Shares of Restricted Stock shall lapse and new certificates free of the foregoing legend shall be issued to the Participant or his or her legal representative; and

(d)     such other terms, conditions and restrictions as the Committee in its discretion may specify, including, without limitation, terms that condition the lapse of forfeiture and transfer restrictions upon the achievement of Performance Goals.

9.3     The Committee may, in its sole discretion, require as a condition to the award of Restricted Stock under this Plan, that a Participant execute an agreement with the Company, in form and substance satisfactory to the Committee, in its sole discretion, restricting the Participant’s right to transfer such Restricted Stock after the restrictions against transfer and risk of forfeiture applicable thereto have lapsed without first offering such Shares to the Company and/or one or more other stockholders of the Company upon the same terms and conditions as the proposed transfer. Without limiting the foregoing, the Committee may also require that the person to whom the Restricted Stock is issued execute any Stockholders’ Agreement among the Company and its stockholders that may then be in effect.

10.      Incentive Share Awards. Incentive Shares awarded under this Plan shall be evidenced by an Agreement specifying the terms and conditions of such Award. Incentive Share Awards shall provide for the issuance of Shares to a Participant at such times and subject to such terms and conditions as determined by the Committee, including, without limitation, terms that condition the issuance of Shares upon the achievement of Performance Goals.

11.      Performance Awards. Performance Awards granted under this Plan shall be evidenced by an Agreement specifying the terms and conditions of such Award. Performance Awards shall become payable on account of attainment of one or more Performance Goals established by the Committee. Performance Awards may be paid by the delivery of Shares or cash, or any combination of Shares and cash, as specified in the Agreement. If a Performance Award is paid in cash, the Award shall be deemed, for purposes of Section 5.1 of this Plan, to cover a number of Shares equal to the quotient obtained by dividing the dollar amount of the Award payment by the Fair Market Value of a Share as of the date of payment, rounded to the next highest whole number.

12.      Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, combination, reorganization or exchange of shares, merger, consolidation or liquidation and the like, the Committee may, in its discretion, provide for a substitution for or adjustment in (a) the number and class of Shares subject to outstanding Options, Rights and Awards of Restricted Stock, Incentive Shares or Performance Awards, (b) the Option Price of Options and the base price upon which payments under Rights that are not Related Rights are determined, and (c) the aggregate number and class of Shares for which Awards thereafter may be made under this Plan and to individual Award recipients. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Option is exercised and a stock certificate for said Common Stock is issued, except as provided above in this Section 12.

13.      Termination or Amendment. The Board may amend, alter or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Company, no amendment, alteration or termination of this Plan shall be made by the Board without approval of (a) the Company’s stockholders to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the securities exchange or automated interdealer quotation system on which the Common Stock is listed or quoted, if any, and (b) each affected Participant if such amendment, alteration or termination would adversely affect his or her rights or obligations under any Award made prior to the date of such amendment, alteration or termination.

14.      Modification, Extension, Renewal, Substitution.

14.1     Subject to the terms and conditions of this Plan, the Committee may modify, extend or renew outstanding Options and Rights, or accept the surrender of outstanding Options and Rights granted under this Plan or options and stock appreciation rights granted under any other plan of the Company or an Affiliate (to the extent not theretofore exercised), and authorize the granting of new Options and Rights pursuant to this Plan in substitution therefor.

Any substituted Options or Rights may specify a lower exercise price than the surrendered options and stock appreciation rights, a longer term than the surrendered options and stock appreciation rights, or have any other provisions that are authorized by this Plan. Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards. Notwithstanding the foregoing, however, no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award, except for (i) alterations and modifications expressly permitted to be made by this Plan or the applicable Agreement, and (ii) alterations or modifications which do not have a material adverse effect on the Award and the Agreement.

14.2     Anything contained herein to the contrary notwithstanding, Options, Rights, Restricted Stock, Incentive Shares and Performance Awards may, at the discretion of the Committee, be granted under this Plan in substitution for options and such other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Awards granted hereunder shall not be counted toward the Share limit imposed by Section 5.1 of this Plan, except to the extent it is determined by the Committee that counting such Awards is required in order for grants of Options and Rights hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

15.     Effectiveness of this Plan. This Plan and any amendments to this Plan requiring stockholder approval pursuant to Section 13 of this Plan are subject to approval by the vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board. Subject to such stockholder approval, this Plan and any amendments to this Plan are effective on the date on which they are adopted by the Board or such other date as may be specified by the Board.

16.     Withholding. The Company’s obligation to deliver Shares or pay any amount pursuant to the terms of any Award hereunder shall, be subject to satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold Shares otherwise issuable to the Participant; or (c) delivering to the Company already owned and unencumbered Shares.

17.     Notification under Code Section 83(b). If a Participant, in connection with any exercise of an Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Participant’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Participant shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to filing any notification required pursuant to regulation issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Participant from making such election.

18.      Term of this Plan. Unless sooner terminated by the Board pursuant to Section 13 of this Plan, this Plan shall terminate on February l, 2014, and no Awards may be granted or awarded after such date. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination and shall not affect the terms and conditions of this Plan as they apply to any such outstanding Awards.

19.      Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option, Right, Restricted Stock, Incentive Shares or Performance Awards granted or awarded under this Plan, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

20.     General Provisions.

20.1     The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan.

20.2     This Plan does not constitute inducement or consideration for the employment or service of any Eligible Person, nor is it a contract between the Company or any Affiliate and any Eligible Person. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

20.3     Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans or to impose any requirement of stockholder approval upon the same.

20.4     The interests of any Eligible Person under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in the applicable Agreement.

20.5     This Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

20.6     The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any of its subsidiaries, nor shall the Plan preclude the Company from establishing any other forms of stock option plans or incentive or other compensation plans for employees, officers, directors, consultants or advisors of the Company or any of its subsidiaries.

20.7     During any period in which the Company has a class of equity securities registered under Section 12 of the Exchange Act, and with respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable provisions of Section 16 of the Exchange Act and the rules promulgated thereunder (including without limitation, Rule 16b-3) or their successors under the Exchange Act. During any period in which the Company has a class of equity securities registered under Section 12 of the Exchange Act, to the extent any provision of the Plan or any Agreement or any action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or the Committee, and it shall be restructured to the extent deemed advisable by the Board so to comply. By accepting Awards granted under the Plan, a Participant shall be deemed to have consented to any modifications to the Plan or any Agreement which the Board or Committee may deem desirable in order that the Plan or any Agreement shall comply with Section 16 of the Exchange Act.

20.8     The Committee may require each person acquiring Shares pursuant to Awards hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange upon which the Common Stock is then listed or automatic interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

20.9     The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards under this Plan, or record any person as a holder of record of such Shares; without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

FIRST AMENDMENT

TO THE

MAP PHARMACEUTICALS, INC. 2004 LONG-TERM INCENTIVE PLAN

Section 5.1 of the MAP Pharmaceuticals, Inc. 2004 Long Term Incentive Plan (the “Plan”) is hereby amended to read in its entirety as follows:

“5.1         Subject to adjustment as provided in Section 12 of this Plan, the maximum aggregate number of Shares that may be issued under this Plan or pursuant to Awards made under this Plan is two hundred four thousand eight hundred (204,800). Shares (including Shares that serve as the basis for determining Rights), all of which are eligible to be issued under the Plan through Incentive Stock Options.”

Except as amended above, the Plan shall remain in full force and effect in accordance with its terms.

Adopted by the Board of Directors of MAP Pharmaceuticals, Inc. as of August 12, 2004 and approved by the stockholders of MAP Pharmaceuticals, Inc. as of August 12, 2004.

MAP PHARMACEUTICALS, INC.

By:	/s/ Thomas A. Armer
Name:	Thomas A. Armer
Title:	President and CSO